                                                                   EXHIBIT 10.23


                                    AGREEMENT

                                                  I hereby certify that this
                                                  instrument is a true copy
                                                  of the original instrument.

                                                  /s/ VICTOR P. HARWARDT
                                                  -----------------------------
                                                  Victor P. Harwardt, Solicitor

This Agreement made as of the 16th day of July, 1997.

BETWEEN:

            MINCO MINING & METALS CORPORATION, a company incorporated under the laws of British Columbia having a business office at 1200 - 543 Granville Street, Vancouver, British Columbia, V6C IX8;

            (the "Company

AND:

            CAMDEN FINANCIAL, having an office at 3033 Fernwood Avenue, Los Angeles, California, 90039-3506

            ("Camden")

WHEREAS:

A. The Company is a reporting issuer in British Columbia, the securities of which are listed for trading on the Vancouver Stock Exchange;

B. The Company wishes to retain Camden to assist with its investor relations activities in the United States of America (the "USA") and Camden has agreed to assist with the investor relations activities of the Company in accordance with the terms of this agreement (the "Agreement");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. ENGAGEMENT.

The Company has agreed to engage Camden as an independent contractor and consultant to provide investor relations services to the Company, and Camden has agreed to provide these services to the Company, subject to the terms and conditions described in this Agreement. Camden is not an investment adviser nor a broker-dealer as defined under the laws of the USA and will not provide any services requiring registration as such. Camden will provide services only in the USA and such other jurisdictions as Camden can validly do so.

2. TERM.

The term of this Agreement is two years subject to early termination as provided in section 10.

3. SERVICES.

The services (the "Services") to be provided by Camden shall consist of a Standard Program and a Supplemental Program, which shall include, but not necessarily be limited to, the activities described below.

      A. THE STANDARD PROGRAM

      The activities to be undertaken and the Services to be provided by Camden as part of the Standard Program shall include:

      (a) interviewing the Company's management and personnel and reviewing corporate information and other material regarding the Company's activities;

      (b) formulating and writing literature regarding the Company, for approval by the Company, for distribution to a select group of professional investors, investment managers, hedge fund managers, public and private fund managers, mutual fund manager, stockbrokers and industry research analysts ("Camden's Contacts");

      (c) producing and distributing to the Camden's Contacts a quarterly newsletter featuring news relating to the Company;

      (d) producing and distributing to newsletter editors updates and research reports concerning the Company;

      (e)   making introductions to select members of Camden's Contacts;

      (f) arranging for the production of a research report for distribution by Camden and the Company; and

      (g) including up to 10MB of information and materials related to the Company, such as annual reports, press releases and an executive summary which can be updated periodically by Camden and the Company, on a World Wide Web (the "Web") site operated by Camden ("Camden's Website"). Camden's Website will, at all times, be accessible through commonly used Web search engines and the address for the Camden's Website will be included in all promotional and marketing material produced by Camden.

      B. THE SUPPLEMENTAL PROGRAM

      Upon request by the Company, and at additional expense to the Company as described below, Camden will undertake the following activities and provide the following services:

      (a) arrange for a large-scale, direct mail campaign of materials prepared by Camden and directed to a list of investment professionals, money managers, fund managers, broker/dealers and regional brokerage firms provided by Camden;

      (b) provide for access, through Camden's Website, to an extended and larger website in addition to the 10MB of information provided for in the Standard Program, or if deemed appropriate, provide assistance in the creation of a Web site dedicated solely to the Company; and

      (c) assist with the planning and arrangements for promotional tours, special luncheons and/or group meetings.

In addition to the foregoing services, Camden agrees to make available the services of Douglas Walker ("Walker"), who will be an employee of the Company and will provide services as an investor relations officer in the United States during the term of this Agreement. Neither Camden nor Walker shall be obligated to provide any of the services until such time as an Employee's Option Agreement between Walker and the Company has been filed with, and accepted by, the Vancouver Stock Exchange (the "VSE").

4. COSTS.

Camden will bear its expenses in respect of the services provided as part of the Standard Program. The Company will be responsible for all documented printing and distribution and/or advertising costs, all documented roadshow costs, and all other documented out of pocket costs in respect of the Supplemental Program.

5. COMPENSATION FOR SERVICES.

As compensation for the Services rendered by Camden pursuant to this Agreement, the Company agrees to pay to Camden an initial fee (the "Initial Fee") of U.S.$20,000 and an additional monthly fee (the "Monthly Fee") of U.S. $5,000 per month payable for each calendar month, in advance, on the first business day of that month. The Initial Fee and the pro rata portion of the first Monthly Fee shall be paid immediately upon execution of this Agreement by the Company.

6. ADDITIONAL OBLIGATIONS OF CAMDEN.

Camden agrees that, in connection with its investor relations services to the Company, Camden will not make any payment in cash or in kind to any third party as an inducement to such party to engage in activities which could be deemed to constitute market manipulation or other improper practice, such as recommending the stock without disclosure of Camden's engagement as a consultant for the Company or Camden's financial interest in the Company. Camden will indemnify the Company from all claims, liability, costs or other expenses (including reasonable attorneys' fees) incurred by the Company as a result of any inaccurate information concerning the Company released by Camden, unless such information was provided to Camden by the Company.

7. ADDITIONAL OBLIGATIONS OF THE COMPANY

      (a) The Company agrees that, in connection with this Agreement, it will indemnify Camden from all claims, liability, costs or other expenses incurred (including reasonable attorneys' fees) by Camden as a result of any inaccurate or misleading information concerning the Company provided by the Company or any of its officers or directors to Camden, or as a result of any breach by the Company of any of the terms and conditions of this agreement or commission of acts illegal under USA or Canadian securities laws by the Company or its officers or directors. The Company will not give Camden material non-public or other confidential information which Camden should not be disseminating;

      (b) The Company agrees that it will, immediately upon execution of this Agreement, take such steps as are reasonably necessary to register its securities with the United States Securities and Exchange Commission, to seek a listing of its securities on a recognized stock exchange in the USA and to qualify the Company's securities for secondary trading in various jurisdictions in the USA, insofar as possible.

8. INDEPENDENT CAMDEN.

Camden is an independent contractor responsible for compensation of its agents, employees and representatives, as well as all applicable withholding and taxes (including unemployment compensation) and all worker's compensation insurance.

9. ASSIGNMENT.

The rights and obligations of each party to this agreement may not be assigned without the prior written consent of the other party.

10. TERMINATION

Either party may terminate this Agreement at any time upon thirty days' written notice. The Agreement may be terminated by the Company immediately upon notice in the case of the commission of an actual fraud by Camden in the course of its activities hereunder or the declaration of bankruptcy by Camden ("Termination For Cause"). The Agreement may be terminated by Camden immediately upon notice in the case of the commission of an act of actual fraud by the Company, delisting of the Company by an exchange or the declaration of bankruptcy by the Company.

11. CALIFORNIA LAW.

This agreement shall be governed by and construed in accordance with California law.

12. ARBITRATION AND WAIVER OF JURY TRIAL.

Any dispute, controversy or claim arising out of or relating to this agreement or the breach thereof shall be finally settled by arbitration to be held in Los Angeles pursuant to the

Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof

13. ATTORNEY'S FEES.

The prevailing party in any arbitration or litigation arising out of or relating to this agreement shall be entitled to recover all attorneys' fees and all costs (whether or not such costs are recoverable pursuant to the California Code of Civil Procedure) as may be incurred in connection with either obtaining or collecting any judgment and/or arbitration award, in addition to any other relief to which that party may be entitled.

14. COUNTERPARTS.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same Agreement.

15. DUE AUTHORITY.

By signing below, the signatories warrant that they have the authority to execute this Agreement on behalf of the party indicated and all actions necessary to authorize the execution of this Agreement have been taken.

16. NOT EXCLUSIVE.

This Agreement is not exclusive. Camden may engage in activities of the type contemplated hereunder with other firms and the Company may engage in activities of the type contemplated hereunder with other investor relations firms.

17. SEVERABILITY

Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court or competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

18. ENTIRE AGREEMENT AND MODIFICATIONS

This Agreement together with the Option Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the parties.

19. NOTICES

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt or 48 hours after being placed in the mail, postage prepaid, registered or certified mail, return receipt requested, respectively addressed to the Company or Camden as follows:

            To the Company:

            Minco Mining & Metals Corporation
            1200 - 543 Granville Street
            Vancouver, British Columbia
            V6C IX8

            To Camden:

            Camden Financial
            3033 Fernwood Avenue
            Los Angeles, California
            90039-3506

or such other address as may be specified in writing to the other party, but notice of a change of address shall be effective only upon the actual receipt.

20. NO AGENCY.

Nothing herein shall cause Camden or the Company to be an agent, partner, joint Ventura or affiliate of the other.

21. BENEFICIARIES.

Except as expressly provided for herein, no parties or persons except the signatories and their affiliates, successors or assigns, are beneficiaries of this Agreement.

22. TIME OF THE ESSENCE

Time is of the essence.

23. DUE AUTHORITY

By signing below, the signatories warrant that they have the authority to execute this Agreement on behalf of the party indicated and all actions necessary to authorize the execution of this Agreement have been taken.

24. FURTHER ASSURANCES

From time to time after the execution of this Agreement, the parties will make, do, execute or cause or permit to be made, done or executed all additional lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

25. COUNTERPARTS

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one instrument.

26. REGULATORY APPROVAL

This Agreement is subject to the Company obtaining all necessary approvals of the British Columbia Securities Commission, the VSE and such other regulatory authorities as have jurisdiction and is further subject to the Employee's Option Agreement made between the Company and Walker being filed with, and approved by, the VSE. If any of the required approvals are not obtained within 120 days after the date this Agreement is filed with the relevant regulatory authority, the parties shall forthwith confer and determine whether to alter the terms of this Agreement in order to obtain approval, or to terminate this Agreement. Failure to agree on the appropriate course of action shall result in this Agreement being terminated at the end of this 120 day period.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto effective as of the day and year first above written.

THE CORPORATE SEAL of MINCO              )
MINING & METALS CORPORATION was          )
hereunto affixed in the presence of:     )
                                         )
[SIG]                                    )
---------------------------------------  )
                                         )
[SIG]                                    )
---------------------------------------  )

SIGNED, SEALED & DELIVERED by an         )   CAMDEN FINANCIAL
authorized  signatory of CAMDEN          )   per:
FINANCIAL in the presence of:            )
                                         )
/s/ JILLA MASSEHIAN                      )   [SIG]
---------------------------------------  )   -----------------------------------
Signature of Witness                     )
                                         )
Name: JILLA MASSEHIAN                    )
      ---------------------------------  )
Address: 400 N. BRAND BLVD.              )
        -------------------------------  )
GLENDALE, CA  91203                      )
---------------------------------------  )
                                         )
Occupation: NOTARY PUBLIC                )
            ---------------------------  )

                                     --------------------------------------
                                     [NOTARY SEAL]     Jilla Massenhian
                                                        Comm. #1015644
                                                   NOTARY PUBLIC CALIFORNIA
                                                      LOS ANGELES COUNTY
                                                    Comm. Exp. Jan 30, 1998
                                     --------------------------------------